AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON December 24, 2003

Registration Nos. 333-

SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
S & T BANCORP, INC. (Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	25-1434426 (I.R.S. Employer Identification No.)
43 South Ninth Street Indiana, Pennsylvania (Address of Principal Executive Offices)	15701 (Zip Code)

S & T Bancorp, Inc. 2003 INCENTIVE STOCK PLAN (Full title of the Plan)

ROBERT E. ROUT
EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY
S&T BANCORP, INC.
43 SOUTH NINTH STREET
INDIANA, PENNSYLVANIA 15701
(800) 325-2265
Fax. No. (724) 465-6847
(Name, address, including zip code, and telephone number, including area code, of agent for service of each registrant)

WITH A COPY TO: ROBERT B. OTT ARNOLD & PORTER SUITE 900 1600 TYSONS BLVD MCLEAN, VA 22102 (703) 720-7005 Fax. No. (703) 720-7399

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To be Registered	Proposed Maximum Offering Price Per Share*	Proposed Maximum Aggregate Offering Price*	Amount of Registration Fee

Common Stock $2.50 Par Value	1,500,000 shares	$30.10	$45,150,000	$3,652.64

*    Estimated solely for the purpose of calculating the registration fee pursuant to Securities Act Rule 457(c) and (h), on the basis of the average of the high and low sale prices of the Registrant's Common Stock on the Nasdaq National Market on December 17, 2003, which date is within 5 business days prior to the date of the filing of this Registration Statement, as reported by The Wall Street Journal.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by S&T Bancorp, Inc. (the "Corporation" or the "Registrant") with the SEC are hereby incorporated herein by reference:

(a) the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

(b) all other reports filed by the Corporation pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), subsequent to December 31, 2002; and

     (c)  the description of the Corporation's Common Stock contained in the Corporation's Registration Statement pursuant to Section 12(g) of the Exchange Act, and any amendment or report filed for the purposes of updating such description.

     All documents filed by the Corporation after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all of the Corporation's Common Stock offered hereby has been sold or which withdraws from registration such Common Stock then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and be a part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or so superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

     The consolidated financial statements of the Corporation incorporated by reference in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by Ernst & Young, LLP, independent auditors, as set forth in their annual report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon the report of Ernst & Young LLP pertaining to such financial statements given on the authority of such firm as experts in accounting and auditing.

     Arnold & Porter, Washington, D.C., has delivered its legal opinion that the shares of the Corporation's Common Stock offered pursuant to the Plan have been duly authorized by the Corporation and that the shares, when issued in accordance with the terms, for legal consideration of not less than $2.50 per share, will be validly issued, fully paid and nonassessable.

Item 6. Indemnification of Directors and Officers.

     Section 1741 of the Pennsylvania Business Corporation Law of 1988 ("PBCL") permits, under certain circumstances, the indemnification of any person with respect to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, to which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was a representative of the corporation or was serving in a similar capacity for another enterprise at the request of the corporation.

     Section 1743 of the PBCL provides that to the extent that a representative of the corporation has been successful in defending any such proceeding, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

     With respect to a proceeding by or in the right of the corporation, Section 1742 of the PBCL provides that such person may be indemnified against expenses (including attorneys' fees) if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation. The statute further provides, however, that no indemnification is allowed in such a proceeding if such person is adjudged liable to the corporation unless, and only to the extent that, the court in which the action was brought, or the appropriate Pennsylvania Court of Common Pleas, upon application, determines that such person is entitled to indemnification under the circumstances. With respect to both third party actions and actions brought by or in the right of the corporation, the representative may be indemnified against judgments, fines, and amounts paid in settlement, as well as expenses, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful, notwithstanding the outcome of the proceeding. Except with respect to mandatory indemnification of expenses to successful defendants as described in the preceding paragraph or pursuant to a court order, the indemnification described in this paragraph may be made only upon a determination in each specific case by majority vote of a quorum of directors not parties to the proceeding, by written opinion of independent legal counsel, or by the shareholders, that the defendant met the applicable standard of conduct described above.

     The PBCL permits a corporation to advance expenses incurred by a proposed indemnitee in advance of final disposition of the proceeding provided the indemnitee undertakes to repay such advanced expenses if it is ultimately determined that he or she is not entitled to indemnification. A corporation may purchase insurance on behalf of an indemnitee against any liability asserted against such person in his or her designated capacity, whether or not the corporation itself would be empowered to indemnify him against such liability.

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     The PBCL also provides that the above rights shall not be deemed exclusive of other rights of indemnification or advancement of expenses under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Corporation's Bylaws provide for the mandatory indemnification of directors and officers in accordance with and to the full extent permitted by the laws of Pennsylvania as in effect at the time of such indemnification, and permit indemnification of directors and officers in situations where such indemnification is not mandatory pursuant to the laws of Pennsylvania. The Corporation has purchased directors' and officers' liability insurance covering certain liabilities, which may be incurred by its officers and directors in connection with the performance of their duties.

     As provided in Article 19 of the Plan, in addition to such other rights of indemnification as they may have as directors or as members of the trust committee responsible for the administration of the Plan (the "Committee"), the members of the Committee shall be indemnified against any and all liabilities of any act, or failure to act, in relation to the Plan or the funds of the Plan, including, without limitation, expenses reasonably incurred in the defense of any claim relating to the Plan or funds of the Plan, and amounts paid in any compromise or settlement relating to the Plan or funds of the Plan, except for actions or failures to act made in bad faith. The foregoing indemnification shall be from the funds of the Plan to the extent of those funds and to the extent permitted under applicable law; otherwise from the assets of the Corporation.

The foregoing descriptions are general summaries only. Reference is made to the full text of the Corporation's Articles of Incorporation, Bylaws and Plan incorporated herein by reference.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The exhibits listed on the Index of Exhibits on page II-8 of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

         (ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

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        (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

2.    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

4.    That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

5.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indiana, Commonwealth of Pennsylvania, on December 24, 2003.

S & T BANCORP, INC.

By: /s/ James C. Miller
James C. Miller President and Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
Principal Officers:
/s/ James C. Miller James C. Miller	President and Chief Executive Officer (Principal Executive Officer) and Director	Date: December 24, 2003
/s/ Robert E. Rout Robert E. Rout	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	Date: December 24, 2003
* Robert D. Duggan	Chairman of the Board	Date: December 24, 2003
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Directors:
* Thomas A. Brice	Director	Date: December 24, 2003
* James L. Carino	Director	Date: December 24, 2003
* John J. Delaney	Director	Date: December 24, 2003
* Michael J. Donnelly	Director	Date: December 24, 2003
* William J. Gatti	Director	Date: December 24, 2003
* Ruth M. Grant	Director	Date: December 24, 2003
* Jeffrey D. Grube	Director	Date: December 24, 2003
* Frank W. Jones	Director	Date: December 24, 2003
* Joseph A. Kirk	Director	Date: December 24, 2003
* Samuel Levy	Director	Date: December 24, 2003
* Christine J. Olson	Director	Date: December 24, 2003
* Alan Papernick	Director	Date: December 24, 2003
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Directors:
* Myles D. Sampson	Director	Date: December 24, 2003
* Charles A. Spadafora	Director	Date: December 24, 2003

*By: /s/ Robert E. Rout Robert E. Rout, Attorney-in-Fact pursuant to Power of Attorney filed herewith.	Dated: December 24, 2003
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INDEX OF EXHIBITS

Exhibit 4.1     Provisions of the Articles of Incorporation of S&T Bancorp, Inc. defining the rights of security holders, incorporated herein by reference to Exhibit B to the Corporation's Registration Statement (No. 2-83565) on Form S-4 dated May 5, 1983, Exhibit 3.2 to the Corporation's Registration Statement (No. 33-02600) on Form S-4 dated January 15, 1986 and Exhibits 3.3, 3.4, and 3.5 to the Corporation's Annual Report on Form 10-K for the year ended December 31, 1998.

Exhibit 4.2 2003 Incentive Stock Plan for Employees of S&T Bank, filed herewith.

Exhibit 5 Opinion of Arnold & Porter with respect to the legality of the Common Stock being registered, filed herewith.

Exhibit 23.1 Consent of Ernst & Young LLP, Independent Accountants, filed herewith.

Exhibit 23.2 Consent of Arnold & Porter, contained in their opinion filed as Exhibit 5 hereto.

Exhibit 24 Powers of Attorney of certain officers and directors of the Corporation.
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EXHIBIT 4.2

S&T BANCORP, INC. 2003 INCENTIVE STOCK PLAN

1. Definitions

In this Plan, except where the context otherwise indicates, the following definitions apply:

1.1. "Agreement" means a written agreement implementing a grant of an Option or Right or an award of Restricted Stock, Incentive Shares or Incentive Units.

1.2. "Board" means the Board of Directors of the Corporation, but does not include members emeritus of the Board of Directors.

1.3. "Code" means the Internal Revenue Code of 1986, as amended.

    1.4.  "Committee" means the committee of the Board meeting the standards of Rule 16b-3 under the Exchange Act, or any similar successor rule, appointed by the Board to administer the Plan. Unless otherwise determined by the Board, the Compensation Committee of the Board shall be the Committee. In addition, the Board, in its sole discretion, may require that each member of the Committee qualify as an "outside director" as then defined under Section 162(m) of the Code.

1.5. "Common Stock" means the common stock, par value $2.50 per share, of the Corporation.

1.6. "Corporation" means S&T Bancorp, Inc.

1.7. "Date of Exercise" means the date on which the corporation receives notice of the exercise of an Option or Right in accordance with the terms of Article 9.

1.8. "Date of Grant" means the date on which an Option or Right is granted or Restricted Stock or Incentive Shares are awarded by the Committee.

1.9. "Director" means a member of the Board of the Corporation.

1.10. "Disability" means Disability from the S&T Bank Long-Term Disability Income Plan or when an Optionee or Grantee is eligible for disability benefits under Social Security.

1.11. "Employee" means any person determined by the Committee to be an employee of the Corporation or a Subsidiary, including an Employee Director.

1.12. "Employee Director" means a Director who is an Employee of the Corporation.

1.13. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    1.14.  "Fair Market Value" of a share of Common Stock means the amount equal to the fair market value of a share of Common Stock determined pursuant to a reasonable method adopted by the Committee in good faith for such purpose. Unless and until the Committee has adopted another method, the fair market value of a share of Common Stock shall equal the average of the high and low sales prices on the date such fair market value is to be determined, as reported by the National Association of Securities Dealers Automated Quotation System's National Market System ("NASDAQ"), or if there are no sales of Common Stock reportedly thereby on such date, the average of the high and low sales prices for shares of Common Stock reported by NASDAQ on the nearest trading date preceding such date.

    1.15.  "Grantee" means an Employee or Outside Director to whom Restricted Stock has been awarded pursuant to Article 11, Incentive Shares have been awarded pursuant to Article 12, or Incentive Units have been awarded pursuant to Article 13.

1.16. "Incentive Shares" means Shares awarded pursuant to the provisions of Article 12.

    1.17.  "Incentive Stock Option" means an Option granted under the Plan that qualifies as an incentive stock option under Section 422 of the Code and that the Corporation designates as such in the Agreement granting the Option.

1.18. "Incentive Units" means awards consisting of dollars or a combination of dollars and Shares awarded pursuant to the provisions of Article 13.

1.19. "Nonstatutory Stock Option" means an Option granted under the Plan that is not an Incentive Stock Option.

1.20. "Option" means an option to purchase Shares granted under the Plan in accordance with the terms of Article 6 or Article 7.

1.21. "Option Period" means the period during which an Option may be exercised.

    1.22.  "Option Price" means the price per Share at which an Option may be exercised. The Option Price shall be determined by the Committee, but in no event shall the Option Price of an Incentive Stock Option be less than the greater of the Fair Market Value per Share determined as of the Date of Grant or the par value of a Share.

1.23. "Optionee" means an Employee or Outside Director to whom an Option or Right has been granted.

1.24. "Outside Director" means a Director who is not an Employee Director.

1.25. "Outside Director Award" means that portion of the Plan under which grants are made to Directors, other than Employee Directors.

    1.26.  "Performance Goals" means performance goals established by the Committee which may be based on earnings or earnings growth, sales, return on assets, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, or objective goals established by the Committee, and may be absolute in their terms or measure against or in relationship to other companies comparably, similarly or otherwise situated. Such performance standards may be particular to an employee or the department, branch, Subsidiary or other division in which he or she works, or may be based on the performance of the Corporation generally, and may cover such period as may be specified by the Committee.

1.27. "Plan" means the S&T Bancorp, Inc. 2003 Incentive Stock Plan.

1.28. "Restricted Stock" means Shares awarded pursuant to the provisions of Article 11.

1.29. "Retirement" means early retirement or normal retirement as defined in the Employees' Retirement Plan of S&T Bank.

1.30. "Right" means the right to appreciation in Share value, as granted under the Plan in accordance with the terms of Article 8.

1.31. "Right Period" means the period during which a Right may be exercised.

1.32. "Share" means a share of authorized but unissued Common Stock or a reacquired share of Common Stock.

    1.33.  "Subsidiary" means a corporation of which at least 50% of the total combined voting power of all classes of stock is owned by the Corporation, either directly or through one or more other Subsidiaries.

2. Purpose

    The Plan is intended to assist in attracting and retaining Employees and Directors of outstanding ability and to promote the identification of their interests with those of the shareholders of the Corporation.

3. Administration

The Committee shall administer the Plan. In addition to any other powers granted to the Committee, it shall have the following powers, subject to the express provisions of the Plan:

    3.1.  to determine in its discretion the Employees and Outside Directors (subject to the eligibility provisions of Article 4) to whom Options or Rights shall be granted and to whom Restricted Stock, Incentive Shares or Incentive Units shall be awarded, the number of Shares to be subject to each Option, Right, Restricted Stock, Incentive Share or Incentive Unit award, and the terms upon which Options or Rights granted to Employees may be acquired and exercised and the terms and conditions of Restricted Stock, Incentive Share and Incentive Unit awards;

3.2. to determine all other terms and provisions of each Agreement with an Employee or with an Outside Director, which need not be identical;

3.3. without limiting the generality of the foregoing, to provide in its discretion in an Agreement with an Employee or with an Outside Director:

        (i)  for an agreement by the Optionee or Grantee to render services to the Corporation or a Subsidiary upon such terms and conditions as may be specified in the Agreement, provided that the Committee shall not have the power to commit the Corporation or any Subsidiary to employ or otherwise retain any Optionee or Grantee;

        (ii)  for restrictions on the transfer, sale or other disposition of Shares issued to the Optionee upon the exercise of an Option or Right, for other restrictions permitted by Article 11 with respect to Restricted Stock or for conditions with respect to the issuance of Incentive Shares or Incentive Units;

        (iii)  for an agreement by the Optionee or Grantee to resell to the Corporation, under specified conditions, Shares issued upon the exercise of an Option or Right or awarded as Restricted Stock, Incentive Shares or Incentive Units;

        (iv)  for the payment of the Option Price upon the exercise of an Option otherwise than in cash, including, without limitation, the tendering of previously acquired Shares, including by attestation, having an aggregate Fair Market Value at the date of Exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Employee for at least six months prior to their tender), or a combination of cash and Shares;

        (v)  for the vesting time or times of the Option, Rights, Restricted Stock, Incentive Shares or Incentive Units as a result of the passage of time, death, Disability, Retirement from the Corporation, voluntary, for cause or involuntary terminations from Corporation service; however, in the case of nonvested Nonqualified Stock Options and Restricted Stock awards, vesting shall continue to accrue according to the vesting schedules provided in the respective Agreements in the event of the Grantee's or Optionee's death, Disability, Retirement, or attainment of Director Emeritus status and immediate forfeiture shall occur upon voluntary termination, involuntary termination without cause and termination for cause;

        (vi)  for the right of the Optionee to use such cashless forms upon the exercise of an Option, such as that permitted under the Federal Reserve Board's Regulation T, subject to application of securities law restrictions; and

(vii) for the right of the Optionee to use any other means to exercise an Option which the Committee determines to be consistent with the Plan's purpose and applicable law.

3.4. to construe and interpret the Agreements and the Plan;

    3.5.  to require, whether or not provided for in the pertinent Agreement, of any person exercising an Option or Right or acquiring Restricted Stock, Incentive Shares or Incentive Units, at the time of such exercise or acquisition, the making of any representations or agreements which the Committee may deem necessary or advisable in order to comply with the securities laws of the United States or of any state;

    3.6.  to provide for satisfaction of an Optionee's or Grantee's tax liabilities arising in connection with the Plan through, without limitation, retention by the Corporation of Shares otherwise issuable on the exercise of a Nonstatutory Stock Option or Right or pursuant to an award of Incentive Shares or Incentive Units or through delivery of Common Stock to the Corporation by the Optionee or Grantee under such terms and conditions as the Committee deems appropriate; and

3.7. to make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

Any determinations or actions made or taken by the Committee pursuant to this Article shall be binding and final.

4. Eligibility

    Options, Rights, Restricted Stock, Incentive Shares and Incentive Units may be granted or awarded to Employees. Outside Directors may be granted or awarded Nonstatutory Stock Options and/or Restricted Stock in accordance with the provisions of Article 7, but Outside Directors are not eligible to receive Incentive Stock Options, Rights, Incentive Shares or Incentive Units.

5. Stock Subject to the Plan

5.1. The maximum number of Shares that may be issued under the Plan is 1,500,000 Shares.

    5.2.  If an Option or Right expires or terminates for any reason without having been fully exercised, if Shares of Restricted Stock are forfeited or if Incentive Shares or Shares associated with Incentive Units are not issued or are forfeited, the unissued or forfeited Shares which had been subject to the Agreement relating thereto shall become available for the grant of other Options and Rights or for the award of additional Restricted Stock, Incentive Shares or Shares associated with Incentive Units.

    5.3.  The net Shares issued upon the exercise of a Right (or, if cash is payable in connection with such exercise, that number of Shares having a Fair Market Value equal to the cash payable upon such exercise), shall be charged against the number of Shares issuable under the Plan and shall not become available for the grant of other Options and Rights or the award of Restricted Stock, Incentive Shares or Shares associated with Incentive Units.

6. Options

    6.1.  The Committee is hereby authorized to grant Nonstatutory Stock Options and Incentive Stock Options to Employees. Nonstatutory Stock Options also may be granted to Outside Directors as provided in Article 7.

6.2. All Agreements granting Options to Employees shall contain a statement that the Option is intended to be either (i) a Nonstatutory Stock Option or (ii) an Incentive Stock Option.

    6.3.  The Option Period and vesting schedule for Options granted to Employees and Outside Directors shall be determined by the Committee and specifically set forth in the Agreement, provided, however, that an Option shall not be exercisable before six months from the Date of Grant or after ten years from the Date of Grant.

6.4. All Incentive Stock Options granted under the Plan shall comply with the provisions of the Code governing incentive stock options and with all other applicable rules and regulations.

    6.5.  The maximum number of Shares with respect to which Options may be granted to any Employee under this Plan during a calendar year is 50,000 Shares. In no event shall the Option Price of an Option be less than the Fair Market Value of a Share on the Date of Grant.

6.6. The Committee in its sole discretion shall determine all other terms of Options granted under the Plan.

7. Outside Director Award

    7.1.  An Outside Director Award may be made available to Outside Directors through grants of Nonstatutory Stock Options and awards of Restricted Stock, but only in accordance with the provisions of Articles 6 and 11, respectively, of this Plan.

    7.2.  Nonstatutory Stock Options granted under this Article 7 shall vest in accordance with the Agreement but no sooner than six months from the Date of Grant and may be exercised by the Optionee at any time after vesting and prior to the termination of the Nonstatutory Stock Option.

    7.3.  Nonstatutory Stock Options granted pursuant to this Article 7 shall terminate upon the earlier to occur of (i) 12 months from the date on which such Optionee ceases to be a member of the Board by reason of voluntary termination of service or involuntary termination of service without cause, (ii) one month from the date on which such Optionee ceases to be a member of the Board by reason of termination of service for cause, (iii) upon the date the Option is originally assigned to terminate in the applicable Agreement if the Optionee ceases to be a member of the Board by reason of attaining Director Emeritus status, death or Disability, or (iv) 10 years from the Date of Grant.

7.4. Nonstatutory Stock options are not transferable except to the extent provided in Article 10 hereof.

8. Rights

8.1. The Committee is hereby authorized to grant Rights to Employees.

8.2. A Right shall be granted under the Plan independently of any Option granted under the Plan.

    8.3.  A Right may be exercised in whole or in part as provided in the Agreement, and, subject to the provisions of the Agreement, entitles its Optionee to receive, without any payment to the Corporation (other than required income tax withholding amounts), either cash or that number of Shares (equal to the highest whole number of Shares), or a combination thereof, in an amount or having a Fair Market Value determined as of the Date of Exercise not to exceed the number of Shares subject to the portion of the Right exercised multiplied by an amount equal to the excess of (i) the Fair Market Value of a Share on the Date of Exercise of the Right over (ii) the Fair Market Value of a Share on the Date of Grant of the Right.

8.4. The Right Period shall be determined by the Committee and specifically set forth in the Agreement, provided, however:

        (i)  a Right may not be exercised until the expiration of six months from the Date of Grant (except that this limitation need not apply in the event of the death or Disability of the Optionee within the six-month period);

(ii) a Right will expire no later than ten years from the Date of Grant; and

(iii) a Right may be exercised only when the Fair Market Value of a Share exceeds the Fair Market Value of a Share on the Date of Grant of the Right.

    8.5.  Rights granted under the Plan (other than cash-only Rights) shall comply with the requirements of Rule 16b-3(e) under the Exchange Act during the term of this Plan. Should any provision of this Article 8 necessary for that purpose at the date of adoption of this Plan by the Board no longer be necessary to comply with the requirements of Rule 16b-3(e) or should any additional provisions be necessary for this Article 8 to comply with the requirements of Rule 16b-3(e), the Board or the Committee may amend this Plan to delete, add to or modify the provisions of the Plan accordingly. The Corporation intends to comply, if and to the extent applicable, with the public information and reporting requirements of Rule 16b-3(e)(1); however, the Corporation's failure for any reason whatsoever to comply with such requirements or with any other requirements of Rule 16b-3, and any resultant unavailability of Rule 16b-3(e) to Optionees shall not impose any liability on the Corporation to any Optionee or any other party.

    8.6.  To the extent required by Rule 16b-3(e) under the Exchange Act or otherwise provided in the Agreement, the Committee shall have sole discretion to consent to or disapprove the election of any Optionee to receive cash in full or partial settlement of a Right. In cases where an election of settlement in cash must be consented to by the Committee, the Committee may consent to, or disapprove, such election at any time after such election, or within such period for taking action as is specified in the election, and failure to give consent shall be disapproval. Consent may be given in whole or as to a portion of the Right surrendered by the Optionee. If the election to receive cash is disapproved in whole or in part, the Right shall be deemed to have been exercised for Shares, or, if so specified in the notice of exercise and election, not to have been exercised to the extent the election to receive cash is disapproved.

8.7. The maximum number of Shares with respect to which Rights may be granted to any Employee under this Plan during a calendar year is 50,000 Shares.

9. Exercise

    9.1.  An Option or Right may be exercised in whole or in part, prior to the time such Option or Right terminates and subject to the provisions of the Agreement under which it was granted, by the delivery to the Corporation of written notice of the exercise, in such form as the Committee may prescribe, accompanied, in the case of an Option, by full payment for the Shares with respect to which the Option is exercised, as provided for in Article 3.

    9.2.  Nonstatutory Stock Options granted to Employees shall terminate when employment terminates, based on the following criteria: (i) one month after voluntary resignation, termination for cause, or involuntary termination without cause, or (ii) at the normally scheduled expiration in the applicable Agreement upon death, Disability, or Retirement, unless it terminates earlier under other provisions of the Plan.

9.3. Nonstatutory Stock Options granted to Outside Directors shall terminate, as provided for in Article 7.3.

10. Nontransferability

    Options, Restricted Stock, Rights, Incentive Shares or Incentive Units granted or awarded under the Plan shall not be transferable otherwise than (i) by will or the laws of descent and distribution, or (ii) pursuant to an order issued under state domestic relations laws, and an Option or Right may be exercised during his or her lifetime only by the Optionee or, in the event of his or her legal disability, by his or her legal representative.

11. Restricted Stock Awards

11.1. The Committee is hereby authorized to award Shares of Restricted Stock to Employees or to Outside Directors as provided in Article 7.

    11.2.  Restricted Stock awards under the Plan shall consist of Shares that are restricted against transfer, except to the extent provided in Article 10 hereof, subject to forfeiture and subject to such other terms and conditions intended to further the purposes of the Plan as may be determined by the Committee. Such terms and conditions may provide, in the discretion of the Committee, for the vesting of such awards to be contingent upon the achievement of one or more specified Performance Goals.

11.3. Restricted Stock awards shall be evidenced by Agreements containing provisions setting forth the terms and conditions governing such awards. Each such Agreement shall contain the following:

        (i)  prohibitions against the sale, assignment, transfer, exchange, pledge, hypothecation, or other encumbrance of (A) the Shares awarded as Restricted Stock under the Plan, (B) the right to vote the Shares, or (C) the right to receive dividends thereon in each case during the restriction period applicable to the Shares; provided, however, that the Grantee shall have all the other rights of a shareholder including, but not limited to, the right to receive dividends and the right to vote the Shares;

(ii) at least one term, condition or restriction constituting a "substantial risk of forfeiture" as defined in Section 83(c) of the Code;

(iii) such other terms, conditions and restrictions as the Committee in its discretion may specify (including, without limitation, provisions creating additional substantial risks of forfeiture);

(iv) a requirement that each certificate representing Shares of Restricted Stock shall be deposited with the Corporation, or its designee, and shall bear the following legend:

"This certificate and the shares of stock represented hereby are subject to the terms and conditions (including the risks of forfeiture and restrictions against transfer) contained in the S&T Bancorp, Inc. 2003 Incentive Stock Plan, and an Agreement between the registered owner and S&T Bancorp, Inc. Release from such terms and conditions shall be made only in accordance with the provisions of the Plan and the Agreement, a copy of each of which is on file in the office of the Secretary of S&T Bancorp, Inc."

(v) the applicable period or periods of any terms, conditions or restrictions applicable to the Restricted Stock; and

        (vi)  the terms and conditions upon which any restrictions upon Shares of Restricted Stock awarded under the Plan shall lapse and new certificates free of the foregoing legend shall be issued to the Grantee or his or her legal representative.

    11.4.  The Committee shall include in an Agreement a requirement that in the event of a Grantee's termination of employment (or in the case of Outside Directors, termination of service) for any reason prior to the lapse of restrictions, except for a termination of employment due to a pending transaction defined in Section 16, death, Disability, Retirement, or attainment of Director Emeritus status, all nonvested Shares of Restricted Stock shall be forfeited by the Grantee to the corporation without payment of any consideration by the Corporation, and neither the Grantee nor any successors, heirs, assigns or personal representatives of the Grantee shall thereafter have any further rights or interest in the Shares or certificates. Shares of Restricted Stock shall continue to vest according to the vesting schedules set forth in the respective Agreements, upon a Grantee's death, Disability, Retirement or attainment of Director Emeritus status.

11.5. The maximum number of Shares of Restricted Stock that may be awarded to any Employee under this Plan during a calendar year is 50,000 Shares.

12. Incentive Share Awards

12.1. The Committee is hereby authorized to award Incentive Shares to Employees.

    12.2.  Incentive Shares shall be Shares that shall be issued at such times, subject to achievement of such Performance Goals or other goals and on such other terms and conditions as the Committee shall deem appropriate and specify in the Agreement relating thereto.

12.3. The maximum number of Incentive Shares that may be awarded to any Employee under this Plan during a calendar year is 50,000 Shares.

13. Incentive Unit Awards

13.1. The Committee is hereby authorized to award Incentive Units to Employees.

    13.2.  Incentive Units shall be used at such times, subject to achievement of such Performance Goals or other goals and on such other terms and conditions as the Committee shall deem appropriate and specify in the Agreement relating thereto.

13.3. Incentive Units may be paid in (i) cash, (ii) Shares, or (iii) cash and Shares.

13.4. The maximum dollar value of Incentive Unit awards that may be paid to any Employee during a calendar year is limited to the cash equivalent of 50,000 Shares at the time of payment or payments.

14. Capital Adjustments

    The Option Price and the aggregate number and class of Shares for which grants or awards may be made and the number and class of Shares subject to each outstanding Option, Right, Restricted Stock, Incentive Shares or Shares associated with Incentive Unit awards, shall be adjusted to reflect such events as stock dividends, stock splits, adoption of stock rights plans, recapitalizations, mergers, consolidations or reorganizations of or by the Corporation.

15. Termination or Amendment

    The Board shall have the power to terminate the Plan and to amend it in any respect, provided that, after the Plan has been approved by the shareholders of the Corporation, the Board may not, without the approval of the shareholders of the Corporation if such approval is then required by applicable law or in order for the Plan to continue to satisfy the requirements of Rule 16b-3 under the Exchange Act, amend the Plan so as to increase the number of Shares that may be issued under the Plan (except as provided in Article 14), to modify materially the requirements as to eligibility for participation in the Plan, to change the class of persons eligible to receive Incentive Stock Options, or to increase materially the benefits accruing to participants under the Plan. No termination or amendment of the Plan shall, without his or her consent, adversely affect the rights or obligations of any Optionee or Grantee.

16. Acceleration of Right of Exercise

Notwithstanding Section 9.1,

        (i)  in the event the Corporation or its shareholders dispose of all or substantially all of the assets or Shares of the Corporation by means of a sale, merger or other reorganization, liquidation, or otherwise, or

        (ii)  in the event of a change in control of the Corporation, where the term "control" for the purposes of this Article shall refer to the acquisition of 25% or more of the voting securities of the Corporation by any person or by persons acting as a group within the meaning of the Securities Exchange Act of 1934, as amended, and the term "person" for purposes of this Article refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein, then, any Option granted pursuant to the terms of the Plan shall become exercisable with respect to the full number of Shares subject to that Option and any Restricted Stock awards outstanding shall vest, with vesting occurring immediately prior to such disposition or change in control, as defined in Section 16 (i) and 16 (ii).

    Notwithstanding the foregoing, no Option shall be exercisable and no Restricted Stock shall vest under this Article 16 on account of any agreement to dispose of all or substantially all of the assets or Shares of the Corporation by means of a sale, merger or other reorganization, liquidation, or otherwise where the shareholders of the Corporation immediately before the consummation of the transaction will own at least 50% of the combined voting power of all classes of stock of the surviving entity, whether the surviving entity is the Corporation or some other entity immediately after the consummation of the transaction.

17. Effectiveness of the Plan

    The Plan and any amendments requiring shareholder approval pursuant to Article 15 are subject to approval by vote of the shareholders of the Corporation within 12 months after their adoption by the Board. Subject to that approval, the Plan and any amendments are effective on the date on which the Board adopts them. However, Options, Rights, Restricted Stock, Incentive Shares and Incentive Units will not be granted or awarded prior to shareholder approval of the Plan or amendments.

18. Term of the Plan

    Unless sooner terminated by the Board pursuant to Article 15, the Plan shall terminate on the date ten years after its adoption by the Board, and no Options or Rights, Restricted Stock, Incentive Shares or Incentive Units may be granted or awarded after termination. The termination shall not affect the validity of any Option, Right, Restricted Stock, Incentive Shares or Incentive Units outstanding on the date of termination.

19. Indemnification of Committee

    In addition to such other rights of indemnification as they may have as Directors or as members of the Committee or as Corporation officers in conducting Plan duties, the members of the Committee and the Corporation officers shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option, Right, Restricted Stock, Incentive Shares or Incentive Units granted or awarded hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Corporation.

20. General Provisions

    20.1.  The establishment of the Plan shall not confer upon any Employee or Director any legal or equitable right against the Corporation, any Subsidiary or the Committee, except as expressly provided in the Plan.

    20.2.  The Plan does not constitute inducement or consideration for the employment of any Employee or the service of any Director, nor is it a contract between the Corporation or any subsidiary and any Employee or Director. Participation in the Plan shall not give an Employee or Director any right to be retained in the service of the Corporation or any Subsidiary.

    20.3.  The Corporation and its Subsidiaries may assume options, warrants, or rights to purchase stock issued or granted by other corporations whose stock or assets shall be acquired by the Corporation or its Subsidiaries, or which shall be merged into or consolidated with the Corporation. Neither the adoption of this Plan, nor its submission to the shareholders, shall be taken to impose any limitations on the powers of the Corporation or its affiliates to issue, grant, or assume options, warrants, rights, or restricted stock, otherwise than under this Plan, or to adopt other stock option or restricted stock plans or to impose any requirement of shareholder approval upon the same.

    20.4.  The interests of any Employee or Director under the Plan are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered except as provided in Article 10.

    20.5.  The Plan shall be governed, construed and administered in accordance with the laws of Pennsylvania, any applicable federal laws, and the intention of the Corporation that Incentive Stock Options granted under the Plan qualify as such under Section 422 of the Code.

EXHIBIT 5

December 23, 2003

S&T Bancorp, Inc. 43 South Ninth Street Indiana, Pennsylvania 15701

Ladies and Gentlemen:

    Reference is made to the Registration Statement on Form S-8 ("Registration Statement") of S&T Bancorp, Inc., a Pennsylvania corporation ("S&T"), with respect to 1,500,000 shares of $2.50 par value, per share, common stock of S&T ("S&T Common Stock"), which shares are to be offered or sold pursuant to the S&T Bancorp, Inc. 2003 Stock Incentive Plan (the "Plan").

    We have been requested to furnish an opinion to be included as Exhibit 5 to the Registration Statement. In conjunction with the furnishing of this opinion, we have examined such corporate documents and have made such investigation of matters of fact and law as we have deemed necessary to render this opinion. Our opinion is based on our review of the latest standard compilation available to us of the Pennsylvania Business Corporation Law of 1988.

The opinions set forth herein are subject to the following qualifications, which are in addition to any other qualifications contained herein:

    A.  We have assumed without verification the genuineness of all signatures on all documents, the authority of the parties executing such documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies.

    B.  The opinions set forth herein are based on existing laws, ordinances, rules, regulations, court and administrative decisions as they presently have been interpreted and we can give no assurances that our opinions would not be different after any change in any of the foregoing occurring after the date hereof.

    C.  We have assumed without verification that, with respect to the minutes of any meetings of the Board of Directors or any committees thereof of S&T or of the stockholders of S&T that we have examined, due notice of the meetings was given or duly waived, the minutes accurately and completely reflect all actions taken at the meetings and a quorum was present and acting throughout the meetings.

D. We have assumed without verification the accuracy and completeness of all corporate records made available to us by S&T.

    E.  We express no opinion as to the effect or application of any laws or regulations other than the Pennsylvania Business Corporation Law as in effect on this date. As to matters governed by the law specified in the foregoing sentence, we have relied exclusively on the latest standard compilation of such statute as reproduced in commonly accepted unofficial publications available to us. We note we are not members of the bar of the Commonwealth of Pennsylvania.

    Based on the foregoing, upon the assumptions that there will be no material changes in the documents we have examined and the matters investigated referred to above, we are of the opinion that the 1,500,000 shares of S&T Common Stock subject to the plan have been duly authorized by S&T and that, when issued upon the exercised of options in accordance with the terms of the Plan and for legal consideration of not less than $2.50 per share, will be validly issued and will be fully paid and nonassessable, and when issued pursuant to the award of restricted stock in accordance with the terms of the Plan and for legal consideration of not less than $2.50 per share, will be validly issued , and upon the lapse of restrictions provided under such award, will be fully paid and nonassessable.

    This letter does not address any matters other than those expressly addressed herein. This letter is given for your sole benefit and use. No one else is entitled to rely hereupon. This letter speaks only as of the date hereof. We undertake no responsibility to update or supplement it after such date.

    We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

Sincerely, /s/ Arnold & Porter ARNOLD & PORTER

EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement on Form S-8 pertaining to the S&T Bancorp, Inc. 2003 Incentive Stock Plan and to the incorporation by reference therein of our report dated January 17, 2003, with respect to the consolidated financial statements of S&T Bancorp, Inc. and subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Ernst & Young LLP Pittsburgh, Pennsylvania December 22, 2003

EXHIBIT 24

POWER OF ATTORNEY

    Know all persons by these presents, that the undersigned directors and/or officers of S&T Bancorp, Inc., a corporation organized under the laws of the Commonwealth of Pennsylvania (the "Corporation"), hereby constitute and appoint James C. Miller, Robert E. Rout, Robert B. Ott and Paul D. Freshour, and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and to affix his or her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) a registration statement (the "Registration Statement") on Form S-8 or any other appropriate form, and any and all amendments (including post-effective amendments) thereto, with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of shares of the Corporation's common stock, par value $2.50 per share, authorized to be issued or sold pursuant to the Corporation's 2003 Incentive Stock Plan and in connection with any and all amendments to the Registration Statement and all instruments necessary or in connection therewith, including to sign the Registration Statement and any and all amendments and supplements relating thereto (including stickers and post-effective amendments), in the name and on behalf of the Corporation and in the name and on behalf of such officer or director of the Corporation, to sign any and all additional registration statements relating to the same offering of securities as the Registration Statement that are filed pursuant to Rule 462(b) under the Securities Act, to attest to the seal of the Corporation thereon, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory organization, hereby granting to such attorneys-in-fact and agents, each acting alone, the full power and authority to do and perform every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as any such officer or director might or could do in person; and such persons are authorized to take or cause to be taken any and all such further actions in connection therewith in the name and on behalf of the Corporation as they, in their sole discretion, deem necessary or appropriate; and each of the undersigned hereby ratifies and confirms all that any said attorney-in-fact and agent, or any substitute, lawfully does or causes to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has, with full power of substitution and resubstitution, hereunto set his or her hand as of the date specified.

Signature	Title	Date
Principal Officers:
/s/ James C. Miller James C. Miller	President and Chief Executive Officer (Principal Executive Officer)	Date: December 15, 2003
/s/ Robert E. Rout Robert E. Rout	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	Date: December 15, 2003
/s/ Robert D. Duggan Robert D. Duggan	Chairman of the Board	Date: December 15, 2003

Directors:
/s/ Thomas A. Brice Thomas A. Brice	Director	Date: December 15, 2003
/s/ James L. Carino James L. Carino	Director	Date: December 15, 2003
/s/ John J. Delaney John J. Delaney	Director	Date: December 15, 2003
/s/ Michael J. Donnelly Michael J. Donnelly	Director	Date: December 15, 2003
/s/ William J. Gatti William J. Gatti	Director	Date: December 15, 2003
/s/ Ruth M. Grant Ruth M. Grant	Director	Date: December 15, 2003
Directors:

/s/ Jeffrey D. Grube Jeffrey D. Grube	Director	Date: December 15, 2003
/s/ Frank W. Jones Frank W. Jones	Director	Date: December 15, 2003
/s/ Joseph A. Kirk Joseph A. Kirk	Director	Date: December 15, 2003
/s/ Samuel Levy Samuel Levy	Director	Date: December 15, 2003
/s/ Christine J. Olson Christine J. Olson	Director	Date: December 15, 2003
/s/ Alan Papernick Alan Papernick	Director	Date: December 15, 2003
/s/ Myles D. Sampson Myles D. Sampson	Director	Date: December 15, 2003
/s/ Charles A. Spadafora Charles A. Spadafora	Director	Date: December 15, 2003